                    OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                    March 18, 1996 (as updated through September 15, 2004)

                    1. The Plan.  This Plan is the written  multiple  class plan for each of (i) the open-end management investment companies and (ii) the  closed-end  management  investment  company or companies  permitted  by exemptive  order to offer  multiple classes of shares on the  proviso  that they comply with the
                    Rule  (as  defined   below)   (individually   a  "Fund"  and
                    collectively the "Funds"),  named on Exhibit A hereto, which
                    exhibit   may  be   revised   from   time   to   time,   for
                    OppenheimerFunds Distributor, Inc. (the "Distributor"),  the
                    general   distributor   of  shares  of  the  Funds  and  for
                    OppenheimerFunds,   Inc.  (the  "Advisor"),  the  investment
                    advisor of the Funds.1 In  instances  where such  investment companies issue shares  representing  interests in different portfolios  ("Series"),  the term "Fund" and  "Funds"  shall separately  refer to each  Series.  This Plan is the written plan  contemplated  by Rule  18f-3  (the  "Rule")  under the
                    Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Funds may issue  multiple  classes of shares.  The terms and provisions of this Plan shall be  interpreted  and defined  in a  manner  consistent  with the  provisions  and definitions contained in the Rule.

                    2.  Similarities  and Differences  Among Classes.  Each Fund
                    offering  shares  of more than one  class  agrees  that each class of that Fund:  (1)(i)  shall have any service  plan or
                    distribution   and  service   plan   ("12b-1   Plan")  apply
                    separately  to any class  whose  shares are  subject to such
                    Plan, and such class shall pay all of the expenses  incurred pursuant to that  arrangement;  and (ii) may pay a different share of expenses  ("Class  Expenses")  if such expenses are actually incurred in a different amount by that class, or if the class  receives  services  of a  different  kind or to a different degree than that of other classes.  Class Expenses
                    are  those  expenses   specifically   attributable   to  the
                    particular class of shares,  namely (a) 12b-1 Plan fees, (b)
                    transfer   and   shareholder   servicing   agent   fees  and
                    administrative service fees, (c) shareholder meeting

______________

1. For  Centennial  Money Market Trust,  Centennial  Asset  Management  Corp. is
substituted as the "Distributor" and the "Advisor".

expenses,  (d) SEC registration fees for Funds organized as corporations and (e)
any other incremental expenses subsequently  identified that should be allocated to one  class  which  shall  be  approved  by a vote of  that  Fund's  Board  of
Directors, Trustees or Managers (the "Directors").  Expenses identified in Items
(c) through (e) may involve issues relating either to a specific class or to the entire  Fund;  such  expenses  constitute  Class  Expenses  only  when  they are attributable  to a specific  class.  Because  Class  Expenses  may be accrued at different  rates for each class of a single  Fund,  dividends  distributable  to shareholders  and net asset  values per share may differ for shares of different classes of the same Fund.

(2) shall have exclusive voting rights on any matters that relate solely to that class's  arrangements,  including  without  limitation  voting with respect to a
12b-1 Plan for that class;

(3) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class;

(4)  may  have a  different  arrangement  for  shareholder  services,  including different sales charges,  redemption  fees,  sales charge waivers,  purchase and redemption features,  exchange privileges,  loan privileges, the availability of certificated shares and/or conversion features; and

(5) shall have in all other  respects  the same rights and  obligations  as each other class.

3.  Allocations  of  Income,   Capital  Gains  and  Losses  and  Expenses.   The
methodologies and procedures for allocating  capital gains and losses,  fees and expenses,  as set forth in the most  current  version  of the  report  captioned
"Methodology   for  Net  Asset  Value  (NAV)  and  Dividend   and   Distribution
Determinations  for  Oppenheimer  Funds with  Multiple  Classes  of Shares"  are re-approved.  Income,  realized and  unrealized  capital  gains and losses,  and expenses of each Fund other than Class Expenses  allocated to a particular class shall be allocated to the  respective  class on the basis of the net asset value of that  class in  relation  to the net  asset  value of that  Fund,  except  as follows:  For Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment income on a daily basis, such allocations shall be made on the basis of relative net assets  (settled  shares) [net assets valued in accordance with generally accepted accounting principles but excluding the value of  subscriptions  receivable]  in  relation to the net assets of that
Fund.

4.  Expense  Waivers  and  Reimbursements.  From time to time the Advisor or the
Fund's transfer and shareholder servicing agent may voluntarily undertake to (i)
waive  any  portion  of the  management  fee  and/or  transfer  and  shareholder servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the expenses of a Fund or of one or more of its  classes,  but is not required to do so or to continue to do so for any period of time.  The Advisor  shall provide a quarterly report to the Directors of Fund expense reimbursements to disclose any reimbursements that are not equal for all classes of the same Fund.

5. Conversions of Shares. Any Fund may offer a conversion feature whereby shares of one class ("Purchase  Class Shares") will convert  automatically to shares of another  class  ("Target  Class  Shares")  of that Fund,  after being held for a requisite  period ("Matured  Purchase Class Shares"),  pursuant to the terms and conditions of that Fund's Prospectus and/or Statement of Additional Information.
Such terms and  conditions may provide for that time period to vary for Purchase
Class Shares (i) afforded  different  shareholder  privileges or other features,
(ii) issued by different  Funds,  and/or (iii) issued on different  dates.  Upon conversion of Matured  Purchase Class Shares,  all Purchase Class Shares of that
Fund  acquired by  reinvestment  of dividends or  distributions  of such Matured
Purchase  Class  Shares shall also be  converted  at that time.  Purchase  Class
Shares will  convert  into Target  Class Shares of that Fund on the basis of the relative  net asset  values of the two classes,  without the  imposition  of any sales load, fee or other charge.  The conversion feature shall be offered for so long as (i) the  expenses to which  Target  Class  Shares of a Fund are subject, including payments authorized under that Fund's Target Class 12b-1 plan, are not higher  than the  expenses  of  Purchase  Class  Shares of that Fund,  including payments  authorized  under that Fund's  Purchase  Class 12b-1 plan;  (ii) there continues  to be available a ruling from the Internal  Revenue  Service  ("IRS")
revenue procedure or other IRS ruling or regulation, or an opinion of counsel or of an opinion of an auditing firm serving as tax adviser, to the effect that the conversion of Purchase Class Shares to Target Class Shares does not constitute a taxable event for the holder;  and (iii) if  shareholders of Target Class Shares of a Fund, but not  shareholders of Purchase Class Shares of that Fund,  approve any increase in expenses allocated to the Target Class for shareholder  services or distribution  (including  payments  authorized under that Fund's Target Class
12b-1 plan),  that Fund will  establish a new class of shares ("New Target Class
Shares")  and shall  take such other  action as is  necessary  to  provide  that existing  Purchase Class Shares are exchanged or converted into New Target Class
Shares,  identical  in all  material  respects  to Target  Class  Shares as they existed prior to implementation of the proposal to increase  expenses,  no later than the date such shares previously were scheduled to convert into Target Class
Shares.

6.  Disclosure.  The  classes  of shares to be  offered  by each  Fund,  and the initial,  asset-based  or contingent  deferred  sales charges and other material distribution  arrangements  with respect to such classes,  shall be disclosed in the prospectus  and/or  statement of additional  information  used to offer that class of shares. Such prospectus or statement of additional information shall be supplemented  or  amended to reflect  any  change(s)  in classes of shares to be offered  or in the  material  distribution  arrangements  with  respect  to such classes.

7.  Independent  Audit.  The  methodology and procedures for calculating the net asset value,  dividends and  distributions of each class shall be reviewed by an independent auditing firm (the "Expert").  At least annually,  the Expert, or an appropriate substitute expert, will render a report to the Funds on policies and procedures  placed in operation and tests of operating  effectiveness as defined and described in SAS 70 of the AICPA.

8.  Offers  and  Sales of  Shares.  The  Distributor  will  maintain  compliance standards  as to  when  each  class  of  shares  may  appropriately  be  sold to particular  investors,  and will require all persons selling shares of the Funds to agree to conform to such standards.

9. Rule  12b-1  Payments.  The  Treasurer  of each  Fund  shall  provide  to the
Directors of that Fund, and the Directors shall review, at least quarterly,  the written  report  required by that Fund's  12b-1 Plan,  if any.  The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii)
the purposes for which such  expenditures  were made and (iii) the amount of the
Distributor's  unreimbursed  distribution  costs (if  recovery  of such costs in future periods is permitted by that 12b-1 Plan),  taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.

10.  Conflicts.  On an ongoing  basis,  the Directors of the Funds,  pursuant to their fiduciary  responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts among the interests of the classes.  The Advisor and the Distributor  will be responsible for reporting any potential  or  existing  conflicts  to the  Directors.  In the event a  conflict arises, the Directors shall take such action as they deem appropriate.

11. Effectiveness and Amendment.  This Plan takes effect for each Fund as of the date of adoption  shown below for that Fund,  whereupon  the open-end  Funds are released from the terms and conditions  contained in their respective  exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32),  2(a)(35),  18(f), 18(g), 18(i), 22(c)
and 22(d) of the 1940 Act and Rule 22c-1  thereunder,  or from their  respective previous multiple class plan.2 This Plan has been approved by a majority vote of the Board of each Fund and of each Fund's Board members who are not  "interested persons"  (as  defined  in the  1940  Act) and who have no  direct  or  indirect financial  interest in the operation of the Plan or any  agreements  relating to the Plan (the  "Independent  Trustees")  of each  Fund at  meetings  called  for
Oppenheimer Funds listed on Exhibit A, in each case for the purpose of voting on this Plan. Prior to that vote, (i) each Board was furnished with the methodology used for net asset value and dividend and  distribution  determinations  for the
Funds, and (ii) majority of each Board and its Independent  Trustees  determined that the Plan as proposed to be adopted, including the expense allocation, is in the best  interests  of each  Fund as a whole  and to each  class  of each  Fund individually.

--------------------------------

2 The  exemptive  applications  include  Oppenheimer  Management  Corp.  et al.,
Release IC-19821,  10/28/93 (notice) and Release IC-19894, 11/23/93 (order), and
Quest for Value Fund,  Inc.  et al.,  Release  IC-19605,  7/30/93  (notice)  and
Release  IC-19656,  8/25/93 (order).  Plans were initially adopted by the Denver
Oppenheimer  Funds on October  24,  1995,  by the New York  OppenheimerFunds  on
October 5, 1995,  by the Quest  Oppenheimer  Funds on November 28, 1995,  by the
Rochester  Oppenheimer  Funds on January 10,  1996,  by the  Connecticut  Mutual
Oppenheimer  Funds on February 26, 1996, to take effect March 18, 1996, and were subsequently  adopted by each Oppenheimer  Fund that commenced  operations after that date of approval, as of the commencement of operation of that new fund.

Thereafter,  this Plan has been approved at least annually by a majority of each
Board of the Oppenheimer Funds listed on Exhibit A hereto,  including a majority of the Independent  Trustees of such Funds.  Prior to any material  amendment to the Plan,  each Board shall  request and  evaluate,  and the  Distributor  shall furnish,  such  information  as may be  reasonably  necessary  to evaluate  such amendment,  and a majority of each Board and its Independent Trustees shall find that the Plan as proposed to be amended, including the expense allocation, is in the best  interest  of each  class,  each Fund as a whole and each class of each
Fund individually. No material amendment to the Plan shall be made by any Fund's
Prospectus or Statement of Additional  Information  or a supplement to either of the  foregoing,  unless such  amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

12. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the  obligations  under  this  Plan of each  Fund  that is  organized  as a
Massachusetts  business trust are not binding upon any Trustee or shareholder of such Fund  personally,  but bind only that  Fund and the  Fund's  property.  The
Distributor  represents that it has notice of the provisions of the Declarations of Trust of such Funds disclaiming shareholder and Trustee liability for acts or obligations of the Funds.

Initially  approved by the Boards of the Board II  Oppenheimer  Funds on October
24, 1995, and most recently approved by those Boards on August 23, 2004.

                                     /s/ Robert G. Zack
                                     --------------------
                                    Robert G. Zack, Vice President
                                    & Secretary
                                    Board II Oppenheimer Funds

Initially  approved by the Boards of the Board I Oppenheimer Funds on October 5,
1995, and most recently approved by those Boards on August 13, 2004.

                                     /s/ Robert G. Zack
                                    -------------------------------
                                     Robert G. Zack, Secretary
                                     Board I Oppenheimer Funds

Initially  approved  by the Boards of the Board III Funds on  November  28, 1995
(for the former  Oppenheimer  Quest  funds),  and on January  10,  1996 (for the former Oppenheimer  Rochester funds), and most recently approved by those Boards on August 2, 2004.

                                        /s/ Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary
                                       Board III Oppenheimer Funds

Initially  approved by the Boards of the Board IV Oppenheimer  Funds on November
19, 2001, and most recently approved by those Boards on September 15, 2004.

                                        /s/ Robert G. Zack
                                       -------------------------------
                                       Robert G. Zack, Secretary
                                       Board IV Oppenheimer Funds

                                                     Exhibit A
1.       Board II Oppenheimer Funds
         --------------------------
Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
                  Oppenheimer Bond Fund
                  Oppenheimer International Bond Fund
                  Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.
         (consisting of the following 1 series:)
                  Oppenheimer Main Street Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Municipal Fund
         (consisting of the following 1 series:)
                  Oppenheimer Limited Term Municipal Fund
Oppenheimer Principal Protected Trust
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Trust II
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Real Asset Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Variable Account Funds
         (consisting of the following 11 series:)
                  Oppenheimer Aggressive Growth Fund/VA
                  Oppenheimer Balanced Fund/VA
                  Oppenheimer Bond Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Main Street Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
                  Oppenheimer Money Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
         (consisting of the following 4 series):
                  Government Securities Portfolio
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Total Return Portfolio

2.       Board I Oppenheimer Funds
         -------------------------
Oppenheimer Balanced Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
         (consisting of the following 3 series:)
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
                  Oppenheimer Rochester National Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Series Fund, Inc.
         (consisting of the following 2 series):
                  Oppenheimer Disciplined Allocation Fund
                  Oppenheimer Value Fund
Oppenheimer AMT-Free Municipals
Oppenheimer U.S. Government Trust

3.       Board III Funds
         ---------------
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
                  (consisting of the following 3 series:)
                           Oppenheimer Quest Opportunity Value Fund
                           Oppenheimer Small Cap Value Fund
                           Oppenheimer Quest Balanced Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.       Board IV Oppenheimer Funds
         --------------------------

Oppenheimer International Value Trust
                  (consisting of the following 1 series:)
                           Oppenheimer International Value Fund
Oppenheimer International Large Cap Core Trust
                  (consisting of the following 1 series:)
                           Oppenheimer International Large Cap Core Fund
Oppenheimer Real Estate Fund
Oppenheimer Select Value Fund
Oppenheimer Total Return Bond Fund
Oppenheimer Limited Term California Municipal Fund